                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




Re: Nu-kote International, Inc. Employees Savings Plan Registration Statement No. 33-69708


We consent to the incorporation by reference in the above Registration Statement on Form S-8 of our report dated October 13, 1998 to the Plan Participants and Administrator of Nu-kote International, Inc. Employees Savings Plan which is included in this Annual Report on Form 11-K.



Dallas, Texas
October 13, 1998